SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 14, 2007


                           MOTORSPORTS EMPORIUM, INC.
             (Exact name of registrant as specified in its charter)


         Nevada                        0-32323                  20-1217659
(State or other jurisdiction         (Commission              (IRS Employer
  of incorporation)                  File Number)         Identification Number)


               7525 East Williams Drive, Scottsdale, Arizona 85255 (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (480) 596-4002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-120

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.133-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2007, Mr. Kenneth Yeung was elected to the office of President of Motorsports Emporium, Inc. Mr. Yeung is currently the Chief Executive Officer of ia&d consultants, Inc., a Los Angeles based consulting firm engaged in planning, architectural design, engineering and business consulting. As the CEO of ia&d consultants, Inc., Mr. Yeung leads that company by developing business and providing services such as planning, architectural design and engineering to its clients worldwide and particularly in China. His company has completed numerous projects including commercial and residential developments, hotels and resorts, schools and recreational facility development. Currently, Mr. Yeung's company has offices in three major cities in China. Mr Yeung received a Bachelor of Arts and Sciences from the University of Hawaii. From the mid-1990s, Mr. Yeung has held senior executive positions with companies engaged in civil engineering, building material manufacturing, planning, architecture and design.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: March 28, 2007

                             MOTORSPORTS EMPORIUM, INC.

                             By: /s/ David Keaveney
                                --------------------------------
                                David Keaveney
                                Chief Executive Officer